SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          --------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          --------------------------

                 AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.
            (Exact name of Registrant as specified in its Charter)


            Utah                                       33-0198542
--------------------------------           ------------------------------------
 (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization


      714 Fairview Road
      Greer, SC                                              29651
----------------------------------------                   ----------
(Address of principal executive offices)                   (Zip Code)


                             --------------------

                 AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.
         2004 Professional/Employee/Consultant Stock Compensation Plan
                           (Full title of the plan)

                             --------------------

                               Chris B. Roberts
                             106 Williams Street
                       Greenville, South Carolina  29601
                                (864) 271-7424
           (Name, address and telephone number of agent for service)

                             --------------------

                        CALCULATION OF REGISTRATION FEE

Title of Each     Amount to be    Proposed Maximum    Proposed Maximum   Amount of
  Class of        Registered(1)   Offering Price      Aggregate          Registration Fee
Securities to be                  Per Share(2)        Offering(2)(3)
Registered
----------------  -------------   ----------------    ----------------   ----------------
Common Stock      2,500,000       $1.01               $2,525,000         $232.30


       (1) 2,500,000 shares which may be issued under the American Consolidated Management Group, Inc. Professional/Employee/Consultant Plan.

       (2) Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 457(c) and 457(h)(1), the offering price and registration fee are computed on the basis of the average of the high and low price of the common stock, $.01 par value, as reported on the OTC Electronic Bulletin Board on March 5, 2004.

       (3) Registration fee is calculated on the basis of $92 per $1,000,000 of the Proposed Maximum Aggregate Offering Price.

        Pursuant to Rule 416, shares issuable as a result of any stock split, stock dividend or similar transaction effected without the receipt of consideration that increases the number of American Consolidated Management Group, Inc.'s outstanding shares of stock, with respect to these shares are also being registered hereunder.


                                    PART I


             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION

        Plan Information omitted as permitted.


Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Not Applicable.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Company hereby incorporates by reference in this Registration Statement the following documents previously filed by the Company with the Securities and Exchange Commission:

        (1) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003.

        (2) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

        (3) The description of the Company's Common Stock contained on Form 10 KSB filed by the Company with the Securities and Exchange Commission on February 19, 2004, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c),14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

        Not applicable.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Sections 16-10a-902, 903 and 907 of the Utah Code of Laws provide that a company may indemnify its directors and officers as to certain liabilities. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company. The Company may also purchase directors and officers liability insurance.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

Item 8. EXHIBITS.

        The following documents are filed as exhibits to this Registration
Statement:

        4.5      2004 Professional/Employee/Consultant Stock Compensation Plan

        5.1      Opinion of Chris B. Roberts, Esq.

        23.1     Consent of Elliott Davis, L.L.P., Certified Public
                 Accountants.

        23.2 Consent of Chris B. Roberts, Esq. (included in the opinion filed herewith as Exhibit 5.1)

        24.1     Power of Attorney (included on Signature pages hereto)


Item 9. UNDERTAKINGS.

        (a)  The Registrant hereby undertakes:

        (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

        (2) For determining liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof; and

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 18, 2004.

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints George Mappin as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including pre-effective and post-effective amendments) to this registration statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


                                      AMERICAN CONSOLIDATED MANAGEMENT
                                      GROUP, INC.

                                      By: /s/ Herschel J. Walker
                                      -------------------------------
                                      Herschel J. Walker
                                      President, CEO and Director

DATE                             SIGNATURE                     TITLE

March 18, 2004           /s/ William D. Moeller          Vice President
                         -----------------------------   and Director
                         William D. Moeller

March 18, 2004           /s/ George E. Mappin            Secretary, Acting
                         -----------------------------   Treasurer, Acting
                         George E. Mappin                CFO, Controller
                                                         and Director

                               INDEX TO EXHIBITS

         Exhibit
         Number  Exhibit
         ------- -------

         4.5     2004 Professional/Employee/Consultant Stock
                 Compensation Plan

         5.1     Opinion of Chris B. Roberts, Esq.

         23.1    Consent of Elliott Davis, L.L.P.

         23.2 Consent of Chris B. Roberts, Esq. (included in the opinion filed herewith as Exhibit 5.1)

         24.1    Power of Attorney (included on Signature pages hereto)

                                  Exhibit 4.5

                 AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.

         2004 PROFESSIONAL/EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN

1. Purpose

        The purpose of this Plan is to provide compensation in the form of Common Stock of the Company to eligible professionals, employees or consultants that have previously rendered services or that will render services during the term of this Professional/Employee/Consultant Stock Compensation Plan (hereinafter referred to as the Plan). Additionally, the Plan is designed to provide for incentive stock options for eligible recipients.

2. Definitions

        As used in the Plan, the following definitions apply to the terms indicated below:

        (a) "Board of Directors" shall mean the Board of Directors of American Consolidated Management Group, Inc., a Utah corporation.

        (b) "Cause", when used in connection with the termination of a Participant's employment with the Company, shall mean the termination of the Participant's employment by the Company by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude; (ii) the proven commission by the Participant of an act of Fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by the Participant; (iv) the willful, continued and unreasonable failure by the Participant to perform duties assigned to him and agreed to by him; (v) the knowing engagement by the Participant in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Participant, without the written approval of the Board of Directors of the Company, in any activity which competes with the business of the Company or which would result in a material injury to the Company; or (vii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company's Policies and Procedures Manual, if any, then in effect.

        (c) "Cash Bonus" shall mean an award of a bonus payable in cash pursuant to Section 15 hereof.

        (d) "Change in Control" shall mean:

        (1) A "change in control" of the Company, as that term is contemplated in the federal securities laws; or

        (2) the occurrence of any of the following events:

        any Person becomes, after the effective date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; provided, that the acquisition of additional voting securities, after the effective date of this Plan, by any Person who is, as of the effective date of this Plan, the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Company's then outstanding securities, shall not constitute a "Change in Control" of the Company for purposes of this Section 2(d).

        a majority of individuals who are nominated by the Board of Directors for election to the Board of Directors on any date, fail to be elected to the Board of Directors as a direct or indirect result of any proxy fight or contested election for positions on the Board of Directors, or the Board of Directors determines in its sole and absolute discretion that there has been a change in control of the Company.

        (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (f) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

        (g) "Company" shall mean American Consolidated Management Group, Inc. a Utah corporation, and each of its Subsidiaries, and its successors.

        (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (i) the "Fair Market Value" of a share of Common Stock on any date shall be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or (iii)the Over the Counter Bulletin Board ("OTCBB") or (iv) if not quoted on Nasdaq, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Board in its absolute discretion.

        (j) "Incentive Award" shall mean an Option, a share of Restricted Stock, a share of Phantom Stock, a share of unrestricted stock or Cash Bonus granted pursuant to the terms of the Plan.

        (k) "Incentive Stock Option" shall mean an Option which is an "incentive stock option" within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

        (l) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced.

        (m) "Option" shall mean an option to purchase shares of Common Stock of the Company granted pursuant to Section 7 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

        (n) "Participant" shall mean a Professional, Employee or Consultant of the Company who is eligible to participate in the Plan and to whom an Incentive Award is granted pursuant to the Plan, and, upon his death, his successors, heirs, executors and administrators, as the case may be, to the extent permitted hereby.

        (o) "Person" shall mean a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations in effect from time to time thereunder.

        (p) a share of "Phantom Stock" shall represent the right to receive in cash the Fair Market Value of a share of Common Stock of the Company, which right is granted pursuant to Section 16 (a) hereof and subject to the terms and conditions contained therein.

        (q) "Plan" shall mean the 2004 PROFESSIONAL / EMPLOYEE / CONSULTANT STOCK COMPENSATION PLAN, and as it may be amended from time to time.

        (r) "Qualified Domestic Relations Order" shall mean a qualified domestic relations order as defined in the Code, in Title I of the Employee Retirement Income Security Act, or in the rules and regulations as may be in effect from time to time thereunder.

        (s) a share of "Restricted Stock" shall mean a share of Common Stock which is granted pursuant to the terms of Section 6 hereof and which is subject to the restrictions set forth in Section 6 hereof for so long as such restrictions continue to apply to such share.

        (t) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

        (u) "Stock compensation" shall mean a grant of a bonus payable in shares of Common Stock pursuant to Section 14 hereof.

        (v) "Subsidiary" or "Subsidiaries" shall mean any and all corporations in which at the pertinent time the Company owns, directly or indirectly, stock vested with 50% or more of the total combined voting power of all classes of stock of such corporations within the meaning of Section 424(f) of the Code.

        (w) "Vesting Date" shall mean the date established by the Board on which a share of Restricted Stock or Phantom Stock may vest.

3. Administration

        (a) This Plan shall be administered by the Board of Directors who may from time to time issue orders or adopt resolutions, not inconsistent with the provisions of this Plan, to interpret the provisions and supervise the administration of this Plan. The Company's Secretary, George E. Mappin, shall act as Plan Administrator, and will make initial determinations as to which consultants, employees, professionals or advisors will be considered eligible to receive shares under this Plan, and will provide a list to the Board of Directors. All final determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Board. Subject to the Corporation's Bylaws, all decisions made by the Directors in electing eligible professionals, employees and consultants, establishing the number of shares, and construing the provisions of this Plan shall be final, conclusive and binding on all persons including the Corporation, shareholders, professionals, employees and consultants.

        (b) The Board of Directors may from time to time appoint a PEC Plan Committee, consisting of at least one Director and one officer, none of whom shall be eligible to participate in the Plan while members of the Board. The Board of Directors may delegate to such Board power to select the particular Consultants that are to receive shares, and to determine the number of shares to be allocated to each such eligible party.

        (c) If the SEC Rules and or regulations relating to the issuance of Common Stock under a Form S-8 should change during the terms of this Plan, the Board of Directors shall have the power to alter this Plan to conform to such changes.

4. Eligibility

        (a) Shares shall be granted only to Professionals, Employees and Consultants that are within that class for which Form S-8 is applicable.

        (b) No individual or entity shall be granted more than 1,000,000 shares of unrestricted Common Stock under this Plan.

5. Shares Subject to the Plan

        The total number of shares of Common Stock to be subject to this Plan is 2,500,000. The shares subject to the Plan will be registered with the SEC on or about March 19, 2004 in a Form S-8 Registration.

6.  Stock Subject to the Plan

        Under the Plan, the Board may grant to Participants (i) Options, (ii) shares of Restricted Stock, (iii) shares of Phantom Stock, (iv) Unrestricted Stock Compensation and (v) Cash Bonuses.

        The Board may grant Options, shares of Restricted Stock, shares of Phantom Stock and Unrestricted stock compensation under the Plan with respect to a number of shares of Common Stock that in the aggregate at any time does not exceed 30% of that number of shares of Common Stock which equals 30% of the total number of Shares of Common Stock outstanding immediately after the completion of the first business combination transaction between the Company and a third party acquisition candidate. The grant of a Cash Bonus shall not reduce the number of shares of Common Stock with respect to which Options, shares of Restricted Stock, shares of Phantom Stock or Unrestricted stock compensation may be granted pursuant to the Plan.

        If any outstanding Option expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for grant under the Plan. If any shares of Restricted Stock or Phantom Stock, or any shares of Common Stock granted in a Stock compensation are forfeited or canceled for any reason, such shares shall again be available for grant under the Plan.

        Shares of Common Stock issued under the Plan may be either newly issued or treasury shares, at the discretion of the Board.

7.  Options

        The Board may grant Options pursuant to the Plan, which Options shall be evidenced by agreements in such form as the Board shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

        (a)  Identification of Options

        All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

        (b)  Exercise Price

        The exercise price of any Non-Qualified Stock Option granted under the Plan shall be such price as the Board shall determine on the date on which such Non-Qualified Stock Option is granted; provided, that such price may not be less than the minimum price required by law. Except as provided in Section 7(d) hereof, the exercise price of any Incentive Stock Option granted under the Plan shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Incentive Stock Option is granted.

        (c) Term and Exercise of Options

        (1) Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Board on the day on which such Option is granted and set forth in the agreement evidencing the Option; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

        (2) Each Option shall be exercisable in whole or in part with respect to whole shares of fully paid and nonassessable Common Stock. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 7(c)(5) hereof.

        (3) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no fewer than five business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the agreement evidencing the Option, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreement shall be returned to the Participant. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier's check or wire transfer or (ii) subject to the approval of the Board, in shares of Common Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or (iii) partly in shares of Common Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.

        (4) Any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or the Company a duly endorsed agreement evidencing such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

        (5) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised; provided, however, that such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant.

        (6) During the lifetime of a Participant each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

        (d) Limitations on Grant of Incentive Stock Options

        (1) The aggregate Fair Market Value of shares of Common Stock with respect to which "incentive stock options" (within the meaning of Section 422, without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan (and any other stock option plan of the Company, or any subsidiary of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. If such aggregate Fair Market Value of shares of Common Stock underlying such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by Regulations promulgated under the Code (or any other authority having the force of Regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such Regulations (and authority), or if such Regulations (or authority) require or permit a designation of the options which shall cease to constitute Incentive Stock Options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

        (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns, directly or indirectly (based on the attribution rules in Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and
(ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

        (e) Acceleration of Exercise Date Upon Change in Control

        Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

8. Death of Professional, Employee or Consultant

        If a Professional, Employee or Consultant dies while he is a Professional Employee or Consultant of the Corporation or of any subsidiary, or within 90 days after such termination, the shares, to the extent that the Professional, Employee or Consultant was to be issued shares under the plan, may be issued to his personal representative or the person or persons to whom his rights under the plan shall pass by his will or by the applicable laws of descent and distribution.

9. Termination of Professional, Employee or Consultant, Retirement or
Disability

        If a Professional, Employee or Consultant shall cease to be retained by the Company for any reason (including retirement and disability) other than death after he shall have continuously been so retained for his specified term, he may, but only within the three-month period immediately following such termination, request his pro-rata number of shares for his services already rendered.

10. Leak out provision: For the benefit of the Company's shareholders, all shares issued from the PEC PLAN will subject to a leak out provision as defined herein, and in the employment agreement or consultant contract of each Professional, Employee or Consultant. The Plan Administrator, at its sole discretion, can increase the maximum number of shares to be released into the marketplace by each recipient, but cannot go below the threshold amount of the lower of 2,500 shares per recipient per month, or 25% of the recipient's total holdings. The discretional increase can be made by the Plan Administrator to up to no more than 20,000 shares per recipient per month. As shares under the PEC PLAN shall be earned out, and placed in Escrow to be released to recipients in accordance with their contracts or agreements with the company and at the direction of the Plan Administrator.

11. Escrow Agent. The escrow agent for the PEC PLAN shares is the Law Office of Brown, Massey, Evans, McLeod & Haynsworth, PA located at 106 Williams Street, Greenville, South Carolina 29601.

12. Termination of the Plan

        This Plan shall terminate five years after its adoption by the Board of Directors. At such time, any shares which remain unsold, shall be removed from registration by means of a post-effective amendment to the Form S-8.

13. Effective Date of the Plan

        This Plan shall become effective upon its adoption by the Board of Directors.

14. Stock Compensation

        The Board may, in its absolute discretion, grant stock compensation, without restrictions on resale, in such amounts as it shall determine from time to time. Unrestricted stock shall be paid at such time and subject to such conditions as the Board shall determine at the time of the grant of such stock compensation. Certificates for shares of Common Stock granted as a stock compensation shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock compensation is required to be paid.

15. Cash Bonuses

        The Board may, in its absolute discretion, grant in connection with any grant of Restricted Stock or stock compensation or at any time thereafter, a cash bonus, payable promptly after the date on which the Participant is required to recognize income for federal income tax purposes in connection with such Restricted Stock or Stock Bonus, in such amounts as the Board shall determine from time to time; provided, however, that in no event shall the amount of a Cash Bonus exceed the Fair Market Value of the related shares of Restricted Stock or Stock compensation on such date. A Cash Bonus shall be subject to such conditions as the Board shall determine at the time of the grant of such Cash Bonus.

16. Adjustment Upon Changes in Common Stock

        (a) Outstanding Restricted Stock and Phantom Stock

        Unless the Board in its absolute discretion otherwise determines, if a Participant receives any securities or other property (including dividends paid in cash) with respect to a share of Restricted Stock, the Issue Date with respect to which occurs prior to such event, but which has not vested as of the date of such event, as a result of any dividend, stock split recapitalization, merger, consolidation, combination, exchange of shares or otherwise, such securities or other property will not vest until such share of Restricted Stock vests, and shall be held by the Company pursuant to Paragraph 16 (d)(2) hereof.

        The Board may, in its absolute discretion, adjust any grant of shares of Restricted Stock, the Issue Date with respect to which has not occurred as of the date of the occurrence of any of the following events, or any grant of shares of Phantom Stock, to reflect any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Board may deem appropriate to prevent the enlargement or dilution of rights of Participants under the grant.

        (b) Outstanding Options, Increase or Decrease in Issued Shares Without Consideration

        Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Board shall proportionally adjust the number of shares and the exercise price per share of Common Stock subject to each outstanding Option.

        (c) Outstanding Options, Certain Mergers

        Subject to any required action by the shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall entitle the Participant to acquire upon exercise the securities which a holder of the number of shares of Common Stock subject to such Option would have received in such merger or consolidation.

        (d) Outstanding Options, Certain Other Transactions

        In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Board shall, in its absolute discretion, have the power to:

        (1) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Common Stock subject to such Option equal to the excess of (A) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or

        (2) provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which such Option is exchanged and, incident thereto, make an equitable adjustment as determined by the Board in its absolute discretion in the exercise price of the option, or the number of shares or amount of property subject to the option or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option.

        (e) Outstanding Options, Other Changes

        In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in Sections 16(b),
(c) or (d) hereof, the Board may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each such Option as the Board may consider appropriate to prevent dilution or enlargement of rights.

        (f) No Other Rights

        Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option.

17. Rights as a Shareholder

        No person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 16 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

18. No Special Employment Rights; No Right to Incentive Award

        Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

        No person shall have any claim or right to receive an Incentive Award hereunder. The Board's granting of an Incentive Award to a Participant at any time shall neither require the Board to grant an Incentive Award to such Participant, or any other Participant, or other person at any time nor preclude the Board from making subsequent grants to such Participant or any other Participant or other person.

19. Securities Matters

        (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Not withstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Board may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Board, in its sole discretion, deems necessary or desirable.

        (b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

20. Withholding Taxes

        Whenever shares of Common Stock are to be issued upon the exercise of an Option, the occurrence of the Issue Date or Vesting Date with respect to a share of Restricted Stock or the payment of a Stock compensation, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment prior to the delivery of any certificate or certificates for such shares. In addition, upon the grant of a Cash Bonus or the making of a payment with respect to a share of Phantom Stock, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant.

21. Amendment of the Plan

        The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, provided, however, that without approval of the shareholders no revision or amendment shall (i) except as provided in Section 16 hereof, increase the number of shares of Common Stock that may be issued under the Plan, (ii) materially increase the benefits accruing to individuals holding Incentive Awards granted pursuant to the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.

22. No Obligation to Exercise

        The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

23. Transfers Upon Death

        Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Board shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Board may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

24. Expenses and Receipts

        The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

25. Failure to Comply

        In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Board, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part as the Board, in its absolute discretion, may determine.

CERTIFICATION OF ADOPTION
(By the Board of Directors)

        The undersigned, being the Chief Executive Officer of American Consolidated Management Group, Inc. hereby certifies that the foregoing Plan was adopted by a unanimous vote of the Board of Directors on March 4, 2004.


/s/ Herschel J. Walker
-----------------------------------
Herschel J. Walker, President, CEO
and Director

Exhibit 5.1


                         BROWN, MASSEY, EVANS, McLEOD
                               & HAYNSWORTH, PA
                              106 WILLIAMS STREET
                             GREENVILLE, SC 29601
                                (864) 271-7424
                             (864) 242-6469 (fax)


                                March 12, 2004


American Consolidated Management Group, Inc.
714 Fairview Road
Greer, SC 29651

        RE:   American Consolidated Management Group, Inc.
              2004 Professional/Employee/Consultant Stock Compensation Plan

Gentlemen:

        I have acted as counsel for American Consolidated Management Group, Inc. (the "Registrant") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 2,500,000 shares of the Registrant's Common Stock, $0.01 par value (the "Shares"), all of which 2,500,000 shares of Registrant's Common Stock may be issued under the American Consolidated Management Group, Inc. 2004 Professional/Employee/Consultant Stock Compensation Plan (the "Plan").

        In rendering my opinion, I have examined, and am familiar with, and have relied as to factual matters solely upon originals or copies certified, or otherwise identified to my satisfaction, of such documents, corporate records or other instruments as I have deemed necessary or appropriate for the purposes of the opinion set forth herein, including without limitation:

        1.  The Certificate of Incorporation of the Registrant.

        2.  The Bylaws of the Registrant, as amended to date.

        3. Confirmation of the Secretary of the State of Utah as to the good standing of the Registrant in that state.

        4. Minutes of the Registrant relating to resolutions duly adopted by the Board of Directors of the Registrant regarding the Plan.

        5. A Certificate of the Secretary of the Registrant relating to the approval of the Plan by the stockholders of the Registrant, if required.

        6.  Copies of the Plan.

        In addition to the examination outlined above, I have conferred with various officers of the Registrant and have ascertained or verified, to my satisfaction, such additional facts as I deemed necessary or appropriate for the purposes of this opinion.

        Based upon and subject to the foregoing, I am of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the Plan and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,

                                BROWN, MASSEY, EVANS, McLEOD & HAYNSWORTH, PA

                                /s/ Chris B. Roberts
                                ---------------------------------------------
                                By: Chris B. Roberts

Exhibit 23.1

              CONSENT OF ELLIOTT DAVIS, LLC, INDEPENDENT AUDITORS


       We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) our report dated December 12, 2003, which appears in the American Consolidated Management Group, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2002, which is incorporated herein by reference.


By:   /s/ Elliott Davis, LLC
      -----------------------------
      ELLIOTT DAVIS, LLC

March 18, 2004